EXHIBIT 99.1

FOR IMMEDIATE RELEASE                  CONTACT: Tammy Nystuen
                                                Select Comfort Corporation
                                                (763) 551-7496
                                                tamara.nystuen@selectcomfort.com

                       SELECT COMFORT CORPORATION REPORTS
                      FOURTH QUARTER AND FULL-YEAR EARNINGS
        2004 earnings up 16 percent; same-store sales increase 16 percent


        MINNEAPOLIS - (Feb. 8, 2005) - Select Comfort Corporation (NASDAQ:
SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today announced resultS for the fourth quarter and year ended January 1, 2005. For fiscal 2004, the company reported earnings of $32 million or $0.80 per diluted share, a 16 percent increase over net income of $0.69 per diluted share in 2003. Net sales in 2004 increased 22 percent to $558 million, compared to $458 million in 2003, with a 16 percent increase in same-store sales.

        Select Comfort reported net income in the fourth quarter of $10 million, or $0.27 per diluted share, which includes a $0.01 per share charge associated with the expected settlement of California wage and hour litigation, compared with net income of $0.28 per diluted share in the fourth quarter of 2003. Fourth quarter 2004 net sales increased 17 percent(1) on an equivalent-week basis to $149 million, versus 2003 net sales of $137 million.(1)

        In 2004, the company repurchased 1.1 million shares for $21 million. As of January 1, 2005, the company's cash and marketable securities totaled $92 million, with no debt.

        "2004 marks another year of growth and market share expansion at Select Comfort," said Bill McLaughlin, chairman and chief executive officer. "And while we acknowledge that we had the opportunity to expand even further, we are pleased to have completed our third consecutive year of sustained growth, making notable progress in strengthening our position in brand awareness, distribution, and product innovation across all price points."

    McLaughlin continued, "Select Comfort is still in the early stages of development. Although we more than doubled national unaided brand awareness in the past two years, it still remains at approximately one-quarter that of the nation's leading mattress brand, providing us growth opportunity going forward.

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We also grew market dollar share to an estimated five percent, all of which was led by the achievement of a number of milestones." Those milestones included:
   o Supplementing the national brand awareness campaign with comprehensive local campaigns in 34 markets, reaching 55 percent of the U.S. population.
   o Increasing company-owned stores to 370 with expansion in the past year focused on large metropolitan areas where market share is lowest.
   o Improving and enhancing the company's entire product line, giving it the most robust product offering to date.
   o Initiating the company's first hospitality agreement with Radisson Hotels and Resorts, designed to encourage awareness and growth through new consumer trials of the Sleep Number(R) bed.

    According to McLaughlin, in 2005 Select Comfort will build upon past investments to further capitalize on growth potential moving forward. "There remains significant opportunity ahead of us, as our penetration and brand awareness remain low, and nearly all markets have potential for distribution expansion," McLaughlin explained. "We will extend our media campaign, with a planned increase in media investment to $88 million from $79 million in 2004. We also plan to increase our store base by nearly 10 percent, while pursuing new retail partners to supplement our company-owned distribution. Additionally, we are committed to taking advantage of the significant operating leverage our business model gives us as we further invest in growth."

BUSINESS OUTLOOK
    Select Comfort's business outlook assumes continued performance of advertising and growth programs and no significant changes to U.S. economic trends, mattress industry growth rates, or competitive response to its products. The company's expectations over the long term are to sustain sales growth rates of at least 15 to 20 percent, with same-store growth between 7 and 12 percent, leveraging the business model with long-term earnings growth rates of at least 20 to 25 percent, and 2005 earnings growth rates of 20 to 30 percent.


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    In 2005, Select Comfort expects sales growth of 18 to 20 percent, including sales to Radisson Hotels and assuming a same-store growth rate at the upper end of its target range. The company expects earnings per share of $0.96 to $1.04 (before the impact of expensing stock options, discussed below).

    Select Comfort is not providing specific quarterly guidance for 2005, but expects earnings growth rates to be lower in the first quarter, as it laps stronger same-store growth comparisons from a year ago, and to accelerate during the year.

    The company is evaluating the application and impact of new accounting regulations which will require it to expense stock options beginning in the third quarter of 2005. Financial expectations noted above do not reflect the impact of expensing these stock options.

CONFERENCE CALL ANNOUNCEMENT
     Select Comfort will hold a conference call to discuss its fourth quarter and year-end results on Feb. 8, 2005, at 4 p.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 6 p.m. Central Time on Feb. 8, 2005, through 5 p.m. Central Time on Feb. 15, 2005. To access the replay, please call 866-502-6119. An archived replay of the conference call may also be accessed after approximately 7 p.m. Central Time on Feb. 8, 2005 at www.selectcomfort.com.

ABOUT SELECT COMFORT
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(2), holding 31 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 370 retail stores located nationwide, including 13 leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

                                       ###


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        Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events, consumer confidence, and effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; the outcome of pending litigation, including consumer class action litigation; our dependence on significant suppliers; rising regulatory and commodity costs; and the vulnerability of any suppliers to inflationary pressures, labor negotiations, liquidity concerns or other factors; increasing government regulations, including new flammability standards for the bedding industry; as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1) Fiscal fourth quarters 2004 and 2002 include 13 weeks, as compared to 14 weeks in fiscal fourth quarter of 2003. Same-store sales and sales growth rates have been adjusted and reported as if each year had the same number of weeks.

(2) Top 25 Bedding Retailers, Furniture Today, May 24, 2004.




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

                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                         (UNAUDITED)
                                                 THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                          ----------------------------------  ---------------------------------
                                            JANUARY 1,        JANUARY 3,        JANUARY 1,       JANUARY 3,
                                               2005              2004              2005             2004
                                          ----------------  ----------------  ---------------- ----------------

Net sales                                      $148,608         $137,138          $557,639          $458,489
Cost of sales                                    57,864           51,739           216,965           171,163
                                          ----------------  ----------------  ---------------- ----------------
   Gross profit                                  90,744           85,399           340,674           287,326
                                          ----------------  ----------------  ---------------- ----------------
Operating expenses:
   Sales and marketing                           64,522           57,649           249,728           206,129
   General and administrative                    10,109           10,769            41,218            38,423
   Store closings and asset impairments               -                4                 -                71
                                          ----------------  ----------------  ---------------- ----------------
       Total operating expenses                  74,631           68,422           290,946           244,623
                                          ----------------  ----------------  ---------------- ----------------
Operating income                                 16,113           16,977            49,728            42,703
                                          ----------------  ----------------  ---------------- ----------------
Other income (expense):
   Interest income                                  419              214             1,422               612
   Interest expense                                   -              (14)                -              (170)
   Other, net                                        (8)             (26)               (8)                -
                                          ----------------  ----------------  ---------------- ----------------
       Other income (expense), net                  411              174             1,414               442
                                          ----------------  ----------------  ---------------- ----------------
Income before income taxes                       16,524           17,151            51,142            43,145
Income tax expense                                6,141            6,095            19,469            15,973
                                          ----------------  ----------------  ---------------- ----------------
Net income                                     $ 10,383         $ 11,056          $ 31,673          $ 27,172
                                          ================  ================  ================ ================

Net income per share - basic                   $   0.29         $   0.32          $   0.88          $   0.83
                                          ================  ================  ================ ================
Weighted average shares - basic                  35,901           34,843            36,158            32,856
                                          ================  ================  ================ ================

Net income per share - diluted                 $   0.27         $   0.28          $   0.80          $   0.69
                                          ================  ================  ================ ================
Weighted average shares - diluted                39,054           39,881            39,683            39,277
                                          ================  ================  ================ ================

RECONCILIATION OF EPS INFORMATION:
Net income                                     $ 10,383         $  11,056         $  31,673         $ 27,172
Add:  Interest expense on convertible debt            -                 -                 -               81
                                           ----------------  ---------------- ----------------  ----------------
Net income available to common
   shareholders                                $ 10,383         $  11,056         $  31,673         $ 27,253
                                           ================  ================ ================  ================

Weighted average shares outstanding              35,901            34,843            36,158           32,856
Effect of dilutive securities:
   Options                                        1,852             2,919             2,186            2,823
   Warrants                                       1,301             2,119             1,339            3,331
   Convertible debt                                   -                 -                 -              267
                                           ----------------  ---------------- ----------------  ----------------
Dilutive weighted average shares
   outstanding                                   39,054            39,881            39,683           39,277
                                           ================  ================ ================  ================


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
                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                                                        (UNAUDITED)
                                                                         JANUARY 1,         JANUARY 3,
                                                                            2005               2004
                                                                      -----------------  -----------------
                               ASSETS
Current assets:
   Cash and cash equivalents                                               $  16,066          $  24,725
   Marketable securities - current                                            35,747             49,322
   Accounts receivable, net of allowance for doubtful accounts
     of $685 and $619, respectively                                            8,644              6,823
   Inventories                                                                20,481             14,110
   Prepaid expenses                                                            7,375              5,968
   Deferred tax assets                                                         7,831              6,039
                                                                      ----------------   -----------------
       Total current assets                                                   96,144            106,987
Marketable securities - non-current                                           39,930              1,071
Property and equipment, net                                                   43,911             36,134
Deferred tax assets                                                            7,781              5,620
Other assets                                                                   3,617              3,343
                                                                      -----------------  -----------------
       Total assets                                                        $ 191,383          $ 153,155
                                                                      =================  =================

                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $  26,267          $  16,502
   Customer prepayments                                                        9,368              5,970
   Accruals:
     Sales returns                                                             5,038              3,469
     Compensation and benefits                                                13,913             17,303
     Taxes and withholding                                                     6,392              3,661
     Other                                                                     8,143              6,110
                                                                      -----------------  -----------------
       Total current liabilities                                              69,121             53,015
Accrued warranty costs                                                         1,845              2,557
Other liabilities                                                              5,394              4,821
                                                                      -----------------  -----------------
       Total liabilities                                                      76,360             60,393
                                                                      -----------------  -----------------

Shareholders' equity:
   Undesignated preferred stock; 5,000,000 shares authorized, no
     shares issued and outstanding                                                 -                  -
   Common stock, $.01 par value; 95,000,000 shares authorized,
     35,828,222 and 35,769,606 shares issued and outstanding,
     respectively                                                                358                358
   Additional paid-in capital                                                 95,548            104,085
   Unearned compensation                                                      (1,752)              (877)
   Retained earnings (accumulated deficit)                                    20,869            (10,804)
                                                                      ----------------   -----------------
       Total shareholders' equity                                            115,023             92,762
                                                                      -----------------  -----------------
       Total liabilities and shareholders' equity                          $ 191,383          $ 153,155
                                                                      =================  =================


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
                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (IN THOUSANDS)
                                         (UNAUDITED)
                                                                              TWELVE MONTHS ENDED
                                                                      -------------------------------------
                                                                         JANUARY 1,         JANUARY 3,
                                                                            2005               2004
                                                                      -----------------  ------------------

Cash flows from operating activities:
   Net income                                                              $  31,673           $ 27,172
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                            13,643             11,145
     Amortization of debt discount and deferred finance fees                       -                130
     Non-cash compensation                                                       405                 75
     Loss on disposal of assets and impaired assets                               11                 96
     Deferred tax (benefit) expense                                           (3,953)             5,648
     Change in operating assets and liabilities:
       Accounts receivable                                                    (1,821)            (3,553)
       Inventories                                                            (6,371)            (3,401)
       Prepaid expenses                                                       (1,407)               223
       Other assets                                                             (306)               129
       Accounts payable                                                        9,765             (1,735)
       Accrued sales returns                                                   1,569                288
       Accrued compensation and benefits                                      (3,390)             2,913
       Accrued taxes and withholding                                           7,372              5,295
       Customer prepayments                                                    3,398              4,006
       Other accruals and liabilities                                          1,894                772
                                                                      ------------------  -----------------
         Net cash provided by operating activities                            52,482             49,203
                                                                      ------------------  -----------------
Cash flows from investing activities:
   Purchases of property and equipment                                       (21,399)           (18,364)
   Investments in marketable securities                                      (71,540)           (55,717)
   Proceeds from maturity of marketable securities                            46,256             18,972
                                                                      ------------------  -----------------
         Net cash used in investing activities                               (46,683)           (55,109)
                                                                      ------------------  -----------------
Cash flows from financing activities:
   Principal payments on long-term debt                                            -                (11)
   Repurchase of common stock                                                (20,853)            (1,834)
   Proceeds from issuance of common stock                                      6,395              5,300
                                                                      ------------------  -----------------
         Net cash (used in) provided by financing activities                 (14,458)             3,455
                                                                      ------------------  -----------------

Decrease in cash and cash equivalents                                         (8,659)            (2,451)
Cash and cash equivalents, at beginning of period                             24,725             27,176
                                                                      ------------------  -----------------
Cash and cash equivalents, at end of period                                $  16,066           $ 24,725
                                                                      ==================  =================


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

                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                              SUPPLEMENTAL FINANCIAL INFORMATION
                                         (UNAUDITED)



                                              THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                            -----------------------        -----------------------
                                            JANUARY 1,   JANUARY 3,        JANUARY 1,  JANUARY 3,
                                              2005         2004              2005        2004
                                            ----------- -----------        ----------- -----------
Percent of sales
   Retail                                      80.3%       79.4%              78.1%       78.5%
   Direct                                      10.3        12.3               11.5        13.0
   E-Commerce                                   5.0         4.5                4.6         4.3
   Wholesale                                    4.4         3.8                5.8         4.2
                                            ----------- -----------        ----------- -----------
        Total                                   100%        100%               100%        100%

Sales growth rates*
   Retail                                        18%         39%                23%         38%
   Direct                                        -1          38                 10          23
   E-Commerce                                    29          50                 33          35
   Wholesale                                     32          66                 72          21
                                            ----------- -----------        ----------- -----------
        Total                                    17%         41%                24%         35%

Same store sales growth*                         12%         28%                16%         31%

Stores open:
   Beginning of period                          362         343                344         322
   Opened                                         8           3                 31          27
   Closed                                       ---           2                  5           5
                                            ----------- -----------        ----------- -----------
   End of period                                370         344                370         344

Total square footage (000s)                      NA          NA                351         314
Average sales per store (000s)                   NA          NA             $1,247      $1,101
Stores > $1 million sales                        NA          NA                64%         49%
Avg. sales per mattress unit                 $1,975      $1,784             $1,906      $1,686
   (Co-owned Channels)

* Fiscal fourth quarters 2004 and 2002 include 13 weeks, as compared to 14 weeks in fiscal fourth quarter of 2003. Same-store sales and sales growth rates have been adjusted and reported as if each year had the same number of weeks.


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